Exhibit 99.1

Kinetic Seas Incorporated /f/k/a Bellatora Inc. (OTC:ECGR) Partners with Reed Medical Group and Concierge Medical Management to Revolutionize Concierge Medicine with AI.

SCHAUMBURG, Ill / LONGBOAT KEY, Fl., July 23, 2024

Kinetic Seas Incorporated a leading AI consulting, educational, and hosting services company, Reed Medical Group, and Concierge Medical Management, are happy to announce their new partnership to integrate data science, machine learning, and artificial intelligence into concierge medicine. Reed Medical Group led by Dr. James Reed MD, is a leading provider of concierge medicine based in Longboat Key Florida. Dr. Reed is also the founder of Concierge Medical Management which specializes in practice management and support for independent concierge medical centers throughout the United States.

Through the combination of Kinetic Seas' proven expertise in integrating practical artificial intelligence solutions, Reed Medical Group's innovations in concierge medicine and commitment to patient care, and Concierge Medical Management's extensive knowledge of practice management, we expect this partnership to provide an immediate impact within the medical industry.

As part of the agreement, Kinetic Seas will provide all hosting and GPU resources through its Kinetic Cloud Infrastructure, the Kinetic Seas HIPAA compliant AI toolkit, AI consulting, and project management. Dr. Reed, The Reed Medical Group, and Concierge Medical Management will provide the knowledge and subject matter expertise necessary to bring practical AI solutions to the industry quickly.

According to Dr. Reed, "The primary focus of concierge medicine is to provide a wholistic approach to patient care improving patient outcomes. Artificial Intelligence has the capability of both improving patient care and back-office practice management. We plan to work with Kinetic Seas to identify the immediate areas of improvement AI can bring to concierge medicine and identify medium and long-term solutions using AI."

Concierge medicine is a fast-growing segment of the medical industry and is currently underserved by traditional medical technologies. According to Kinetic Seas CEO Edward Honour, "At my first meeting with Dr. Reed we identified several key areas where AI enabled technologies will bring major improvements in both patient care and practice management. We are excited to work with innovative organizations like Reed Medical Group and Concierge Medical Management to improve the healthcare industry".

According to Global Market Insights, the U.S. Concierge Medicine Market size was valued at USD 6.7 billion in 2023 and is expected to reach USD 15.1 billion by 2032, growing at a CAGR of 9.3% over the analysis period. The partnership between Kinetic Seas, Reed Medical Group, and Concierge Medical Management hope to accelerate the adoption of the concierge business model by physicians.

About Reed Medical Group

Reed Medical Group is a primary care concierge medical practice based in Longboat Key Florida. Reed Medical Group provides personalized, on-demand healthcare without the normal bureaucracy patients experience in a traditional healthcare setting. For more information about Reed Medical Group visit: https://reedmedicalcare.com/

Concierge Medical Management

Concierge Medical Management is a medical practice management company that assists concierge medical practices in managing their practices by providing expertise, staffing, tools, and technologies to medical practices. The Company also provides consulting services to assist physicians in converting their practices to concierge medicine along with educational services physicians need to be successful managing their own practices.

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Kinetic Seas:

Kinetic Seas is an Artificial Intelligence (AI) consulting, research and development, infrastructure, and software company with a primary focus on GPU Cloud Hosting, consulting, and education. Their primary focus is helping clients navigate the rapidly changing environment of AI by providing practical solutions on how to implement the modern technology into existing businesses successfully.

For more information about the Company, visit https://kineticseas.com.

This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 10, 2024, and its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact: Jeff Lozinski
Kinetic Seas Incorporated
888-901-8806
JLozinski@KineticSeas.com

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